                                                                    EXHIBIT 12.1


                        FELCOR SUITES LIMITED PARTNERSHIP
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
               THE RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                             PREFERRED DISTRIBUTIONS
                             (Dollars in Thousands)




                                           HISTORICAL
                                          PERIOD FROM
                                         JULY 28, 1994
                                         (INCEPTION OF         YEAR ENDED DECEMBER 31,           NINE MONTHS ENDED SEPTEMBER 30,
                                          OPERATIONS)   -----------------------------------    ----------------------------------
                                            THROUGH           HISTORICAL          PRO FORMA          HISTORICAL         PRO FORMA
                                          DECEMBER 31,  ----------------------    ---------    ----------------------   ---------
                                             1994         1995         1996         1996         1996         1997        1997
                                           ---------    ---------    ---------    ---------    ---------    ---------   ---------
Earnings:
     Income from continuing operations
          before extraordinary items       $   3,418    $  15,322    $  48,881    $  67,591    $  39,725    $  52,641   $  62,106

Adjustments:
     Fixed charges, as below                     109        2,004       11,133       34,159        6,900       20,763      28,910
     Interest capitalized                                               (1,330)      (1,330)        (627)        (666)       (666)
                                           ---------    ---------    ---------    ---------    ---------    ---------   ---------
Earnings as adjusted                       $   3,527    $  17,326    $  58,684    $ 100,420    $  45,998    $  72,738   $  90,350
                                           =========    =========    =========    =========    =========    =========   =========

Fixed Charges:
     Interest expense                      $     109    $   2,004    $   9,803    $  32,829    $   6,273    $  20,097   $  28,244
     Interest capitalized                                                1,330        1,330          627          666         666
                                           ---------    ---------    ---------    ---------    ---------    ---------   ---------
Total fixed charges                        $     109    $   2,004    $  11,133    $  34,159    $   6,900    $  20,763   $  28,910
                                           =========    =========    =========    =========    =========    =========   =========

Preferred distribution                     $            $            $   7,734    $  11,798    $   4,784    $   8,848   $   8,848
                                           =========    =========    =========    =========    =========    =========   =========

Fixed Charge Coverage Ratio (1)                 32.4 x        8.6 x        5.3 x        2.9 x        6.7 x        3.5 x       3.1x

Fixed Charges and Preferred Distribution
          Coverage Ratio (2)                    32.4 x        8.6 x        3.1 x        2.2 x        3.9 x        2.5 x       2.4x



----------

     (1) Computed as Earnings divided by Fixed Charges

     (2) Computed as Earnings divided by Fixed Charges and Preferred
         Distributions

                           FELCOR SUITE HOTELS, INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
              THE RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                             (Dollars in Thousands)



                                         HISTORICAL
                                        PERIOD FROM
                                       JULY 28, 1994
                                       (INCEPTION OF        YEAR ENDED DECEMBER 31,             NINE MONTHS ENDED SEPTEMBER 30,
                                        OPERATIONS)   -----------------------------------     ---------------------------------
                                          THROUGH          HISTORICAL           PRO FORMA          HISTORICAL         PRO FORMA
                                        DECEMBER 31,  ---------------------     ---------     --------------------    ---------
                                           1994         1995         1996          1996         1996        1997        1997
                                          -------     --------     --------     ---------     --------     -------    ---------
Earnings:
     Income from continuing operations
          before extraordinary items      $ 2,511     $ 12,191     $ 43,291     $  62,623     $ 35,106     $ 48,057   $ 57,529

Adjustments:
     Minority interest in Operating
          Partnership                         907        3,131        5,590         5,120        4,619       4,584      4,577
     Fixed charges, as below                  109        2,004       11,133        34,159        6,900      20,763     28,910
     Interest capitalized                                            (1,330)       (1,330)        (627)       (666)      (666)
                                          -------     --------     --------     ---------     --------     -------    -------
Earnings as adjusted                      $ 3,527     $ 17,326     $ 58,684     $ 100,420     $ 45,998     $72,738    $90,350
                                          =======     ========     ========     =========     ========     =======    =======

Fixed Charges:
     Interest expense                     $   109     $  2,004     $  9,803     $  32,829     $  6,273     $20,097    $28,244
     Interest capitalized                                             1,330         1,330          627         666        666
                                          -------     --------     --------     ---------     --------     -------    -------
Total fixed charges                       $   109     $  2,004     $ 11,133     $  34,159     $  6,900     $20,763    $28,910
                                          =======     ========     ========     =========     ========     =======    =======

Preferred stock dividend                  $           $            $  7,734     $  11,798     $  4,784     $ 8,848    $ 8,848
                                          =======     ========     ========     =========     ========     =======    =======

Fixed Charge Coverage Ratio (1)              32.4 x        8.6 x        5.3 x         2.9 x        6.7 x       3.5 x      3.1x

Fixed Charges and Preferred Stock
          Dividend Coverage Ratio (2)        32.4 x        8.6 x        3.1 x         2.2 x        3.9 x       2.5 x      2.4x



---------

     (1) Computed as Earnings divided by Fixed Charges

     (2) Computed as Earnings divided by Fixed Charges and Preferred
         Distributions